Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-162000 on Form S-8 of our report dated December 30, 2011 appearing in this Annual Report on Form 20-F of Pansoft Company Limited and its subsidiaries for the year ended June 30, 2011.

/s/ Crowe Horwath (HK) CPA Limited
Hong Kong, China
December 30, 2011